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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Prospectus constituting part of Post Effective Amendment No. 1 (Registration No. 333-41947) of this Registration Statement of Group Maintenance America Corp., on Form S-4 of our report dated August 7, 1997, except for Notes 2 and 11, as to which the date is August 18, 1997, relating to the financial statements of MacDonald-Miller Industries, Inc., which appear in such Prospectus. We also consent to the reference to our Firm under the heading "Experts" in this Prospectus.

/s/ Moss Adams L.L.P.

Seattle, Washington
February 5, 1998